Exhibit 99.1

Purple Innovation Acquires Intellibed

 Combination Expands Distribution, Unifies Intellectual Property and Broadens Product Offerings

LEHI, Utah, September 1, 2022 /PRNewswire/ -- Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” “Company”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress,” today announced its acquisition of Advanced Comfort Technologies, Inc., known as Intellibed, a premium luxury gel-based mattress manufacturer pursuant to a merger agreement under which Intellibed merged with a subsidiary of Purple, with Intellibed surviving as a subsidiary of Purple. The merger consideration to Intellibed securityholders is 8 million shares of Purple’s Class A common stock, subject to customary working capital and other adjustments. Pursuant to the terms of the merger agreement, Purple may issue an additional 1,500,000 shares of Class A common stock to Intellibed securityholders depending upon the price of the Class A common stock over the next 18 months.

Intellibed is a premium sleep and health wellness company, with approximately $50 million in revenue in 2021, offering gel-based mattresses scientifically designed for maximum back support, spinal alignment and pressure point relief. The Intellibed product line is highly complementary to Purple’s current offering and in addition to strengthening Purple’s revenue base, the acquisition is projected to be non-dilutive to earnings per share.

“Intellibed is an excellent fit for Purple,” said Rob DeMartini, Chief Executive Officer of Purple. “Intellibed has licensed certain aspects of our gel technologies for many years, therefore this acquisition allows us to consolidate our IP under one roof while at the same time enhancing Purple’s manufacturing capabilities and financial profile. Additionally, Intellibed’s premium market position allows Purple to accelerate its product development schedule by several years and immediately address the more luxury, higher-margin segment of the sleep and wellness industry. We are excited about the combined potential of our two organizations.”

Scott Peterson, Chairman of the Board of Intellibed, added, “Intellibed is joining forces with one of the most respected sleep innovators in the industry. This merger provides Intellibed with a great opportunity to reach a much broader consumer audience through Purple’s larger, more diversified wholesale distribution network and growing number of company-owned showrooms. Additionally, we look forward to benefitting from the marketing prowess that has made Purple the number one online premium sleep brand and an overall market leader. We’re so pleased to align with a company that shares our vision for reinventing comfort.”

For more information about today’s announcement, Purple has posted a presentation on its investor relations website, investors.purple.com.

BMO Capital Markets served as financial advisor, and Dorsey & Whitney LLP served as legal advisor to Purple Innovation, Inc. Harrison Co. LLC served as financial advisor, and Mayer Brown LLP served as legal advisor to Intellibed.

About Purple

Purple  is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com .

Forward-Looking Statements

Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits to Purple of its acquisition of Advanced Comfort Technologies, Inc. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200